SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM 8-K
                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

         Date of Report (Date of earliest event reported): May 23, 2005

                         Commission File Number: 0-21092


                                   OCTuS Inc.
                                   ----------
             (Exact name of registrant as specified in its charter)

Nevada                                                              75-3016844
(State of incorporation or organization)    (I.R.S. Employer Identification No.)


Ave. Balboa Edificio Los Delfines Torre 100 Mezanina,
Panama City, Panama                                                        n/a
----------------------------------------------------------  --------------------
(Address of principal executive offices)                              (Zip Code)


                                011(507)265-1555
                                ----------------
              (Registrant's Telephone Number, Including Area Code)




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ITEM 3.03   MATERIAL MODIFICATION TO THE RIGHTS OF SECURITY HOLDERS
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On May 23, 2005, OCTuS Inc., a Nevada corporation, (the "Registrant") the
Registrant and its sole holder of preferred shares the Registrant's stock agreed to convert those 250,000 shares of preferred stock outstanding to 250,000 shares of the Registrant's $.001 par value common stock. No other consideration was tendered in the conversion.

ITEM 5.03   AMENDMENTS TO ARTICLES OF INCORPORATION
----------------------------------------------------

In May 2005, it came to the attention of the Registrant's management that there had been a technical flaw in the text of the certificate of amendment to the Registrant's articles of incorporation that had been filed in March 2004 to increase the Registrant's authorized shares of common stock to 100,000,000 shares, and for that reason, the authorized increase had not been recorded with the Secretary of State of Nevada, though the other intended amendments had been recorded at that time. Those amendments had been duly approved by the Registrant's board of directors and shareholders at the time. To correct this situation, on June 1, 2005 the Registrant filed articles of amendment correctly reflecting that increase in authorized shares to 100,000,000 shares of $.001 par value common stock that had been duly approved in 2004.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
--------------------------------------------

3.3    Certificate of Amendment to Articles of Incorporation






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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

                                      OCTuS Inc.


June 15, 2005                         By:  /s/ Josie Ben Rubi
                                           ------------------------------------
                                           Josie Ben Rubi
                                           President, Chief Executive Officer